Exhibit 99.1

Press contact: Trinseo / Styron Donna St.Germain Tel. +1 610-240-3307 Email:stgermain@styron.com	Investor Contact: Trinseo / Styron David Stasse Tel : +1 610-240-3207 Email: dstasse@styron.com

Trinseo / Styron Reports First Quarter 2014 Results

First Quarter Summary

•	Net Sales of $1,359 million, down 2% versus prior year

•	Volume of 1,344 million pounds, up 3% versus prior year

•	Adjusted EBITDA of $84 million, up 33% versus prior year

•	Joint Venture dividends of $5 million and $1 million from Americas Styrenics and Sumika Styron, respectively

BERWYN, PA –May 14, 2014 – Styron, the global materials company and manufacturer of plastics, latex and rubber, today reported first quarter 2014 results with net sales of $1,359 million and Adjusted EBITDA of $84 million.

Styron previously announced plans to change the name of all Styron affiliated companies to Trinseo. Some, but not all, of the Styron companies have completed the name change process and are currently known as Trinseo; Styron companies that have not completed this process will continue to do business as Styron until their respective name changes are complete. Styron’s operating companies also continue to do business as Styron at this time.

Results of Operations

For the three months ended March 31, 2014, our net sales were $1,359.1 million, down slightly from $1,391.6 million in the three months ended March 31, 2013. This decrease of 2.3% is primarily due to lower selling prices, offset by higher sales volumes and a favorable currency impact, as the U.S. dollar weakened compared to the euro. The overall decrease in selling prices was primarily due to the pass through of lower raw material costs to customers, while the increase in sales volumes was primarily due to the Synthetic Rubber segment, caused by higher solution styrene-butadiene rubber (“SSBR”) sales to tire producers.

Adjusted EBITDA was $84.4 million for the three months ended March 31, 2014 compared to $63.4 million for the three months ended March 31, 2013. This increase of 33.1% was driven by higher margins from our styrene monomer production in our Styrenics segment in addition to other margin improvement initiatives and favorable market dynamics driven by lower supply in Europe. Adjusted EBITDA is also higher in our Synthetic Rubber segment due to higher volumes of SSBR sales and higher margins driven by the favorable impact from inventory purchase timing which was partially offset by higher fixed costs primarily related to the SSBR capacity expansion.

Liquidity and Net Debt

For the quarter ended March 31, 2014, we had total liquidity of $630 million, down only slightly from our liquidity as of December 31, 2013 of $633 million. Further, our total cash balance as of March 31, 2014 was $139.1 million, and outstanding debt remained stable at $1.3 billion, with no significant borrowing activities during the first quarter and no borrowings outstanding from the revolving facility under our senior secured credit facility and accounts receivable securitization facility as of March 31, 2014.

Conference Call and Webcast Information

Trinseo will host a conference call to discuss its First Quarter 2014 financial results on May 14, 2014 at 1 PM Eastern Time.

As a result of the Company’s initial public offering in registration, the call will be abbreviated without Q&A to allow us to comply with the regulations of the Securities and Exchange Commission governing public offerings. The conference call will be available by phone at:

Participant Toll-Free Dial-In Number: 877-372-0878

Participant International Dial-In Number: +1 253-237-1169

Conference ID / passcode: 45091704

The Company will also offer a live, listen-only webcast of the conference call on the Trinseo / Styron Investor Relations website. The Company has furnished a copy of the financial results press release to investors by means of a Form 8-K filing with the U.S. Securities and Exchange Commission (SEC).

A replay of the conference call and transcript will be archived on the Company’s Investor Relations website shortly following the conference call. The replay will be available until May 14, 2015.

About Styron

Styron is a leading global materials company and manufacturer of plastics, latex and rubber, dedicated to collaborating with customers to deliver innovative and sustainable solutions. Styron’s technology is used by customers in industries such as home appliances, automotive, building & construction, carpet, consumer electronics, consumer goods, electrical & lighting, medical, packaging, paper & paperboard, rubber goods and tires. Styron had approximately $5.3 billion in net sales in 2013, with 19 manufacturing sites around the world, and approximately 2,100 employees. More information can be found at www.styron.com.

Use of non-GAAP measures

Trinseo management believes that measures of income excluding certain items (“non-GAAP” measures) provide relevant and meaningful information to investors about the ongoing operating results of the Company. Such measurements are not recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP measures are provided in the Notes to Condensed Consolidated Financial Information.

Note on Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release may include, without limitation, forecasts of growth, revenues, business activity, acquisitions, financings and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: conditions in the global economy and capital markets, volatility in costs or disruption in the supply of the raw materials utilized for our products; loss of market share to other producers of styrene-based chemical products; compliance with environmental, health and safety laws; changes in laws and regulations applicable to our business; our inability to continue technological innovation and successful introduction of new products; system security risk issues that could disrupt our internal operations or information technology services; and the loss of customers. Additional risks and uncertainties are set forth in the Company’s reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov/ as well as the Company’s web site at http://www.styron.com. As a result of the foregoing considerations, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TRINSEO S.A.

Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2014	2013
Net sales	$1,359,132	$1,391,585
Cost of sales	1,260,503	1,310,782

Gross profit	98,629	80,803
Selling, general and administrative expenses	50,030	46,460
Equity in earnings of unconsolidated affiliates	14,950	2,799

Operating income	63,549	37,142
Interest expense, net	32,818	32,308
Loss on extinguishment of long-term debt	—	20,744
Other expense (income), net	895	(6,132)

Income (loss) before income taxes	29,836	(9,778)
Provision for (benefit from) income taxes	12,750	(100)

Net income (loss)	$17,086	$(9,678)

TRINSEO S.A.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 31,	December 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$139,089	$196,503
Accounts receivable, net of allowance for doubtful accounts	796,601	717,482
Inventories	509,773	530,191
Deferred income tax assets	7,170	9,820
Other current assets	24,417	22,750

Total current assets	1,477,050	1,476,746

Investments in unconsolidated affiliates	164,859	155,887
Property, plant and equipment, net of accumulated depreciation	596,599	606,427
Other assets
Goodwill	37,254	37,273
Other intangible assets, net	194,073	171,514
Deferred income tax assets—noncurrent	43,433	42,938
Deferred charges and other assets	80,784	83,996

Total other assets	355,544	335,721

Total assets	$2,594,052	$2,574,781

Liabilities and shareholder’s equity
Current liabilities
Short-term borrowings	$9,814	$8,754
Accounts payable	529,119	509,093
Income taxes payable	9,065	9,683
Deferred income tax liabilities	2,549	2,903
Accrued expenses and other current liabilities	112,605	136,129

Total current liabilities	663,152	666,562

Noncurrent liabilities
Long-term debt	1,327,607	1,327,667
Deferred income tax liabilities—noncurrent	31,201	26,932
Other noncurrent obligations	210,296	210,418

Total noncurrent liabilities	1,569,104	1,565,017

Commitments and contingencies
Shareholder’s equity
Common stock, $0.01 nominal value, 16,275,329 shares authorized, issued and outstanding at March 31, 2014 and December 31, 2013	162,753	162,753
Additional paid-in-capital	179,364	176,675
Accumulated deficit	(67,518)	(84,604)
Accumulated other comprehensive income	87,197	88,378

Total shareholder’s equity	361,796	343,202

Total liabilities and shareholder’s equity	$2,594,052	$2,574,781

TRINSEO S.A.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities
Cash used in operating activities	$(1,183)	$(4,465)

Cash flows from investing activities
Capital expenditures	(41,141)	(16,941)
Proceeds from capital expenditures subsidy	—	6,575
Payment for working capital adjustment from sale of business	(700)	—
Advance payment refunded	—	(2,711)
Distributions from unconsolidated affiliates	978	1,055
Decrease in restricted cash	—	7,852

Cash used in investing activities	(40,863)	(4,170)

Cash flows from financing activities
Deferred financing fees	—	(44,638)
Short-term borrowings, net	(14,837)	(8,508)
Repayments of Term Loans	—	(1,239,000)
Proceeds from the issuance of Senior Notes	—	1,325,000
Proceeds from Accounts Receivable Securitization Facility	60,971	61,039
Repayments of Accounts Receivable Securitization Facility	(61,538)	(45,053)
Proceeds from Revolving Facility	—	285,000
Repayments of Revolving Facility	—	(405,000)

Cash used in financing activities	(15,404)	(71,160)
Effect of exchange rates on cash	36	(1,532)

Net change in cash and cash equivalents	(57,414)	(81,327)
Cash and cash equivalents—beginning of period	196,503	236,357

Cash and cash equivalents—end of period	$139,089	$155,030

TRINSEO S.A.

Notes to Condensed Consolidated Financial Information

(Unaudited)

Note 1: Net Sales by Segment

(In thousands)	Three Months Ended
	March 31,	March 31,
	2014	2013
Latex	$326,305	$356,756
Synthetic Rubber	176,714	176,416
Styrenics	594,342	601,971
Engineered Polymers	261,771	256,442

Total Net Sales	$1,359,132	$1,391,585

Note 2: Reconciliation of EBITDA and Adjusted EBITDA to Net Income (Loss)

EBITDA is a non-GAAP financial measure that we refer to in making operating decisions because we believe it provides meaningful supplemental information regarding the Company’s operational performance. We present EBITDA because we believe that it is useful for investors to analyze disclosures of our operating results on the same basis as that used by our management. We believe the use of EBITDA as a metric assists our board of directors, management and investors in comparing our operating performance on a consistent basis because it removes the impact of our capital structure (such as interest expense), asset base (such as depreciation and amortization) and tax structure.

We also believe that the presentation of Adjusted EBITDA provides investors with a useful analytical indicator of our performance and of our ability to service our indebtedness. Further, the indenture governing our outstanding senior secured notes (“Indenture”) and senior secured credit facility contain a number of covenants imposing significant restrictions on our business that, among other things, require that we maintain a certain Adjusted EBITDA level. We define Adjusted EBITDA, substantially in accordance with its definition from our Indenture and Senior Secured Credit Facility.

Further, we present Adjusted EBITDA excluding inventory revaluation in order to facilitate the comparability of results from period to period by adjusting cost of sales to reflect the cost of raw material during the period, which is often referred to as the replacement cost method of inventory valuation. We believe this measure minimizes the impact of raw material purchase price volatility in evaluating our performance. Our approach to calculating inventory revaluation is intended to represent the difference between the results under the FIFO and the replacement cost methods. However, our calculation could differ from the replacement cost method if the monthly raw material standards are different from the actual raw material prices during the month and production and purchase volumes differ from sales volumes during the month. These factors could have a significant impact on the inventory revaluation calculation.

There are limitations to using financial measures such as EBITDA, Adjusted EBITDA, and Adjusted EBITDA excluding inventory revaluation. These performance measures are not intended to represent cash flow from operations as defined by GAAP and should not be used as alternatives to net income as indicators of operating performance or to cash flow as measures of liquidity. Other companies in our industry may use these performance measures differently than we do. As a result, it may be difficult to use these or similarly-named financial measures that other companies may use, to compare the performance of those companies to our performance. We compensate for these limitations by providing reconciliations of these performance measures to our net income (loss), which is determined in accordance with U.S. GAAP.

(In millions)	Three Months Ended
	March 31,	March 31,
	2014	2013
Net income (loss)	$17.1	$(9.7)
Interest expense, net	32.8	32.3
Provision for (benefit from) income taxes	12.8	(0.1)
Depreciation and amortization	23.7	23.9

EBITDA	$86.4	$46.4
Loss on extinguishment of long-term debt	—	20.7
Transition, strategic, and other items	1.4	3.2
Fees paid pursuant to Advisory Agreement	1.2	1.2
Equity in (earnings) losses of unconsolidated affiliates, net of dividends	(9.0)	(1.7)
Stock-based compensation and other employee costs	4.0	3.7
Foreign currency losses (gains), net	0.4	(10.1)

Adjusted EBITDA	$84.4	$63.4
Inventory revaluation	(5.6)	(0.2)
Adjusted EBITDA excluding inventory revaluation	$78.8	$63.2

Adjusted EBITDA by Segment:
Latex	$26.0	$26.7
Synthetic Rubber	43.1	30.7
Styrenics	31.7	22.3
Engineered Polymers	(0.7)	0.6
Corporate unallocated	(15.7)	(16.9)

Adjusted EBITDA	$84.4	$63.4

Note 3: Defining Certain Liquidity Measures

The Company uses a number of measures to evaluate and discuss its liquidity position and performance, including liquidity. Liquidity is defined as total cash and cash equivalents plus unused borrowing capacity on the Company’s revolving debt and accounts receivable securitization facility. Liquidity is not intended to represent cash flows from operations as defined by GAAP, and therefore, should not be used as an alternative for that measure. Other companies in our industry may define Liquidity differently than we do. As a result, it may be difficult to use these or similarly-named financial measures that other companies may use, to compare the performance of those companies to our performance. The Company compensates for these limitations by providing the following detail, which is determined in accordance with U.S. GAAP and the terms of related borrowing agreements.

The following provides further detail of how these amounts are derived for the periods discussed herein:

	March 31,	December 31,
(In millions)	2014	2013
Cash and cash equivalents	$139.1	$196.5
Available borrowings under accounts receivable securitization agreement	198.6	143.8
Available borrowings under the revolving facility	292.7	292.7

Liquidity	$630.4	$633.0